Exhibit 99.1

FOR IMMEDIATE RELEASE

Nu Skin Enterprises Reports Second Quarter Results

PROVO, Utah — Aug. 8, 2024 — Nu Skin Enterprises Inc. (NYSE: NUS) today announced second quarter results in line with top-line guidance.

Executive Summary
Q2 2024 vs. Prior-year Quarter

Revenue	$439.1 million; (12.2)% • (4.2)% FX impact or $(21.0) million • Rhyz revenue $67.8 million; 32.3%
Earnings Per Share (EPS)	$(2.38) or $0.21 excluding restructuring and impairment charges, compared to $0.54
Customers	893,514; (14)%
Paid Affiliates	155,486; (17)% or (9)% excluding an adjustment to eligibility requirements
Sales Leaders	38,592; (16)%

“We are pleased with our progress as we perform to plan on our transformational efforts, and we are on track as evidenced by our second quarter results,” said Ryan Napierski, Nu Skin president and CEO. “Our revenue was in-line with our expectations despite a 4 percent FX headwind, while adjusted earnings per share slightly exceeded our projections due to heightened operational discipline, excluding our restructuring and impairment charges. As our core Nu Skin business continues to navigate the macro-economic environment, we were encouraged by sequential gains in several of our markets including the U.S. and most of Southeast Asia/Pacific. Additionally, our Rhyz business grew 32 percent versus the prior-year quarter led by strong performances in our Mavely affiliate platform and manufacturing companies.

“We are intensifying our transformation efforts to become a leading integrated beauty, wellness and lifestyle ecosystem by building synergistic value between our Nu Skin core and Rhyz. In late July, we held our first Western market, in-person affiliate event in over five years with a similar event for Eastern markets coming in September. At the event, we were able to drive energy and alignment among our leaders as we previewed our MYND360 cognitive health division and promoted new activation efforts to grow our salesforce. We also announced plans for a Nu Skin/Mavely app, with Mavely’s more than 1,200 brands and 70,000 everyday influencers, for our Nu Skin affiliates, anticipated for second-half introduction in the U.S.

Nu Skin Enterprises Reports Second Quarter 2024 Financial Results	page 2
“We are enhancing our developing market strategy including a revised business model, targeted product offering and streamlined operating infrastructure beginning with Latin America and parts of Southeast Asia in the second half. In addition, we are intensifying our plans to enter India with a proprietary business model that will be a catalyst for expansion into other emerging markets. We are also exploring integrated brand building initiatives, including digital marketing and third-party marketplaces, as we strive to be wherever our customers seek to find us.”

Q2 2024 Year-over-year Operating Results

Revenue	$439.1 million compared to $500.3 million • (4.2)% FX impact or $(21.0) million • Rhyz revenue $67.8 million; +32.3%
Gross Margin	70.0% compared to 72.9% • Nu Skin business was 76.1% compared to 77.2%
Selling Expenses	37.7% compared to 37.0% • Nu Skin business was 42.2% compared to 40.2%
G&A Expenses	26.9% compared to 27.4%
Operating Margin	(28.6)% or 5.4% excluding restructuring and impairment charges compared to 8.5%
Interest Expense	$6.7 million compared to $5.8 million
Other Income/(Expense)	$0.6 million compared to $0.4 million
Income Tax Rate	10.2% or 41.4% excluding restructuring and impairment charges compared to 27.5%
EPS	$(2.38) or $0.21 excluding restructuring and impairment charges compared to $0.54

Stockholder Value

Dividend Payments	$3.0 million
Stock Repurchases	$0.0 million • $162.4 million remaining in authorization

Nu Skin Enterprises Reports Second Quarter 2024 Financial Results	page 3
Q3 and Full-year 2024 Outlook

Q3 2024 Revenue	$430 to $465 million; (14)% to (7)% • Approximately (4) to (3)% FX impact
Q3 2024 EPS	$0.08 to $0.18 or $0.15 to $0.25 non-GAAP
2024 Revenue	$1.73 to $1.81 billion; (12)% to (8)% • Approximately (4) to (3)% FX impact
2024 EPS	$(2.01) to $(1.81) or $0.75 to $0.95 non-GAAP

“As we continue to refine our operating model during our transformation, we remain diligent in pursuing cost saving initiatives going forward, including additional product portfolio optimization along with expense management,” said James D. Thomas, chief financial officer.  “We remain on track with our cost efficiency program as reflected by our reductions in G&A expense, helping to protect profitability despite revenue pressures. During the quarter, we generated $51.2 million in cash from operations, reduced inventory levels and paid down debt to strengthen our balance sheet. We also performed an impairment analysis and recorded a $141 million non-cash charge for impairment of goodwill and other intangibles as a result of the decline in stock price and current market conditions.

“Given that we have performed in-line with expectations for the first half of the year while also considering the increasing FX headwind, we believe it prudent to narrow our annual revenue guidance range. We are now projecting 2024 revenue in the $1.73 to $1.81 billion range, with earnings of $(2.01) to $(1.81) or $0.75 to $0.95 excluding restructuring and impairment charges. Our Q3 guidance assumes continued sequential improvement with projected revenue of $430 to $465 million and earnings per share of $0.08 to $0.18 or $0.15 to $0.25 excluding restructuring and impairment charges.”

Conference Call

The Nu Skin Enterprises management team will host a conference call with the investment community today at 5 p.m. (ET). Those wishing to access the webcast, as well as the financial information presented during the call, can visit the Investor Relations page on the company's website at ir.nuskin.com. A replay of the webcast will be available on the same page through Aug. 22, 2024.

Nu Skin Enterprises Reports Second Quarter 2024 Financial Results	page 4
About Nu Skin Enterprises Inc.

The Nu Skin Enterprises Inc. (NYSE: NUS) family of companies includes Nu Skin and Rhyz Inc. Nu Skin is an integrated beauty and wellness company, powered by a dynamic affiliate opportunity platform, which operates in nearly 50 markets worldwide. Backed by 40 years of scientific research, the company’s products help people look, feel and live their best with brands including Nu Skin® personal care, Pharmanex® nutrition and ageLOC® anti-aging, which includes an award-winning line of beauty device systems. Formed in 2018, Rhyz is a synergistic ecosystem of consumer, technology and manufacturing companies focused on innovation within the beauty, wellness and lifestyle categories.

Important Information Regarding Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the company’s current expectations and beliefs. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and include, but are not limited to, statements of management’s expectations regarding the macro environment and the company’s performance, growth and growth opportunities, strategies, sales force, shareholder value, product previews and launches, product portfolio optimization, transformation, evolution, operational and financial initiatives, digital tools and initiatives, new market expansion, and plans for developing and emerging markets; projections regarding revenue, expenses, margins, tax rates, earnings per share, foreign currency fluctuations, future dividends, uses of cash, financial position and other financial items; statements of belief; and statements of assumptions underlying any of the foregoing. In some cases, you can identify these statements by forward-looking words such as “believe,” “expect,” “anticipate,” “become,” “”plan,” accelerate,” “project,” “continue,” “outlook,” “guidance,” “improve,” “will,” “would,” “could,” “may,” “might,” the negative of these words and other similar words.

The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following:

•	any failure of current or planned initiatives or products to generate interest among the company’s sales force and customers and generate sponsoring and selling activities on a sustained basis;
•
risk that direct selling laws and regulations in any of the company’s markets, including the United States and Mainland China, may be modified, interpreted or enforced in a manner that results in negative changes to the company’s business model or negatively impacts its revenue, sales force or business, including through the interruption of sales activities, loss of licenses, increased scrutiny of sales force actions, imposition of fines, or any other adverse actions or events;

•	economic conditions and events globally;
•	competitive pressures in the company’s markets;
•	risk that epidemics, including COVID-19 and related disruptions, or other crises could negatively impact our business;
•	adverse publicity related to the company’s business, products, industry or any legal actions or complaints by the company’s sales force or others;
•	political, legal, tax and regulatory uncertainties, including trade policies, associated with operating in Mainland China and other international markets;

Nu Skin Enterprises Reports Second Quarter 2024 Financial Results	page 5
•	uncertainty regarding meeting restrictions and other government scrutiny in Mainland China, as well as negative media and consumer sentiment in Mainland China on our business operations and results;
•	risk of foreign-currency fluctuations and the currency translation impact on the company’s business associated with these fluctuations;
•	uncertainties regarding the future financial performance of the businesses the company has acquired;
•
risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support planned initiatives or launch strategies, and increased risk of inventory write-offs if the company over-forecasts demand for a product or changes its planned initiatives or launch strategies;

•
regulatory risks associated with the company’s products, which could require the company to modify its claims or inhibit its ability to import or continue selling a product in a market if the product is determined to be a medical device or if the company is unable to register the product in a timely manner under applicable regulatory requirements; and

•
the company’s future tax-planning initiatives, any prospective or retrospective increases in duties or tariffs on the company’s products imported into the company’s markets outside of the United States, and any adverse results of tax audits or unfavorable changes to tax laws in the company’s various markets.

The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission. The forward-looking statements set forth the company’s beliefs as of the date that such information was first provided, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

Non-GAAP Financial Measures: Constant-currency revenue change is a non-GAAP financial measure that removes the impact of fluctuations in foreign-currency exchange rates, thereby facilitating period-to-period comparisons of the company’s performance. It is calculated by translating the current period’s revenue at the same average exchange rates in effect during the applicable prior-year period and then comparing that amount to the prior-year period’s revenue. The company believes that constant-currency revenue change is useful to investors, lenders and analysts because such information enables them to gauge the impact of foreign-currency fluctuations on the company’s revenue from period to period.

Earnings per share, operating margin and income tax rate, each excluding restructuring and impairment charges, also are non-GAAP financial measures. Restructuring and impairment charges are not part of the ongoing operations of our underlying business. The company believes that these non-GAAP financial measures are useful to investors, lenders and analysts because removing the impact of these charges facilitates period-to-period comparisons of the company’s performance. Please see the reconciliations of these items to our earnings per share, operating margin and income tax rate calculated under GAAP, below.

Nu Skin Enterprises Reports Second Quarter 2024 Financial Results	page 6
The following table sets forth revenue for the three-month periods ended June 30, 2024, and 2023 for each of our reportable segments (U.S. dollars in thousands):

	Three Months Ended June 30,			Constant- Currency
	2024	2023	Change	Change
Nu Skin
Americas	$84,935	$107,641	(21.1)%	(15.1)%
Mainland China	64,710	88,362	(26.8)%	(24.5)%
Southeast Asia/Pacific	60,341	63,764	(5.4)%	(0.5)%
Japan	42,587	50,862	(16.3)%	(4.9)%
South Korea	44,119	53,686	(17.8)%	(14.3)%
Europe & Africa	40,714	46,968	(13.3)%	(12.3)%
Hong Kong/Taiwan	33,846	37,108	(8.8)%	(5.5)%
Nu Skin other	(4)	597	(100.7)%	(100.8)%
Total Nu Skin	371,248	448,988	(17.3)%	(12.6)%
Rhyz Investments
Manufacturing	51,473	45,551	13.0%	13.0%
Rhyz other	16,360	5,718	186.1%	186.1%
Total Rhyz Investments	67,833	51,269	32.3%	32.3%
Total	$439,081	$500,257	(12.2)%	(8.0)%

The following table sets forth revenue for the six-month periods ended June 30, 2024, and 2023 for each of our reportable segments (U.S. dollars in thousands):

	Six Months Ended June 30,			Constant- Currency
	2024	2023	Change	Change
Nu Skin
Americas	$159,966	$208,798	(23.4)%	(17.5)%
Mainland China	125,777	156,338	(19.5)%	(16.5)%
Southeast Asia/Pacific	120,406	131,574	(8.5)%	(4.4)%
Japan	86,823	103,468	(16.1)%	(5.3)%
South Korea	85,082	124,010	(31.4)%	(28.5)%
Europe & Africa	82,987	94,412	(12.1)%	(12.1)%
Hong Kong/Taiwan	64,312	71,656	(10.2)%	(7.6)%
Nu Skin other	668	482	38.6%	38.6%
Total Nu Skin	726,021	890,738	(18.5)%	(14.1)%
Rhyz Investments
Manufacturing	101,775	81,318	25.2%	25.2%
Rhyz other	28,591	9,663	195.9%	195.9%
Total Rhyz Investments	130,366	90,981	43.3%	43.3%
Total	$856,387	$981,719	(12.8)%	(8.8)%

Nu Skin Enterprises Reports Second Quarter 2024 Financial Results	page 7
The following table provides information concerning the number of Customers, Paid Affiliates and Sales Leaders in our core Nu Skin business for the three-month periods ended June 30, 2024, and 2023:

	Three Months Ended June 30,
	2024	2023	Change
Customers
Americas	226,626	263,138	(14)%
Mainland China	179,021	214,907	(17)%
Southeast Asia/Pacific	88,662	106,283	(17)%
Japan	109,357	112,484	(3)%
South Korea	99,358	112,019	(11)%
Europe & Africa	143,336	177,472	(19)%
Hong Kong/Taiwan	47,154	54,815	(14)%
Total Customers	893,514	1,041,118	(14)%

Paid Affiliates
Americas	29,531	36,048	(18)%
Mainland China	24,404	28,825	(15)%
Southeast Asia/Pacific(1)	29,701	32,769	(9)%
Japan(1)	21,575	36,765	(41)%
South Korea	22,116	23,012	(4)%
Europe & Africa	17,402	19,906	(13)%
Hong Kong/Taiwan	10,757	10,327	4%
Total Paid Affiliates	155,486	187,652	(17)%

Sales Leaders
Americas	6,070	7,872	(23)%
Mainland China	10,266	13,777	(25)%
Southeast Asia/Pacific	5,601	5,814	(4)%
Japan	6,116	5,853	4%
South Korea	4,689	5,784	(19)%
Europe & Africa	3,432	4,105	(16)%
Hong Kong/Taiwan	2,418	2,602	(7)%
Total Sales Leaders	38,592	45,807	(16)%

(1)  The June 30, 2024, number is affected by a change in eligibility requirements for receiving certain rewards within our compensation structure. We plan to implement these changes in additional segments over the next several quarters.

●
“Customers” are persons who have purchased directly from the Company during the three months ended as of the date indicated. Our Customer numbers include members of our sales force who made such a purchase, including Paid Affiliates and those who qualify as Sales Leaders, but they do not include consumers who purchase directly from members of our sales force.

●
“Paid Affiliates” are any Brand Affiliates, as well as members of our sales force in Mainland China, who earned sales compensation during the three-month period. In all of our markets besides Mainland China, we refer to members of our independent sales force as “Brand Affiliates” because their primary role is to promote our brand and products through their personal social networks.

●
“Sales Leaders” are the three-month average of our monthly Brand Affiliates, as well as sales employees and independent marketers in Mainland China, who achieved certain qualification requirements as of the end of each month of the quarter.

Nu Skin Enterprises Reports Second Quarter 2024 Financial Results	page 8
NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
(U.S. dollars in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$439,081	$500,257	$856,387	$981,719
Cost of sales	131,904	135,542	255,146	269,130
Gross profit	307,177	364,715	601,241	712,589

Operating expenses:
Selling expenses	165,463	185,165	319,005	373,289
General and administrative expenses	117,921	137,044	242,487	270,943
Restructuring and impairment expenses	149,350	—	156,484	9,787
Total operating expenses	432,734	322,209	717,976	654,019

Operating income (loss)	(125,557)	42,506	(116,735)	58,570
Interest expense	6,720	5,769	14,045	10,657
Other expense, net	629	376	233	3,788

Income (loss) before provision for income taxes	(131,648)	37,113	(130,547)	51,701
Provision (benefit) for income taxes	(13,390)	10,221	(11,756)	13,433

Net income (loss)	$(118,258)	$26,892	$(118,791)	$38,268

Net income (loss) per share:
Basic	$(2.38)	$0.54	$(2.39)	$0.77
Diluted	$(2.38)	$0.54	$(2.39)	$0.76

Weighted-average common shares outstanding (000s):
Basic	49,688	49,931	49,613	49,789
Diluted	49,688	50,161	49,613	50,098

Nu Skin Enterprises Reports Second Quarter 2024 Financial Results	page 9
NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
(U.S. dollars in thousands)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$224,250	$256,057
Current investments	8,671	11,759
Accounts receivable, net	71,554	72,879
Inventories, net	243,994	279,978
Prepaid expenses and other	105,937	81,198
Total current assets	654,406	701,871

Property and equipment, net	411,918	432,965
Operating lease right-of-use assets	88,071	90,107
Goodwill	99,885	230,768
Other intangible assets, net	88,464	105,309
Other assets	243,228	245,443
Total assets	$1,585,972	$1,806,463

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$36,305	$43,505
Accrued expenses	242,288	260,366
Current portion of long-term debt	30,000	25,000
Total current liabilities	308,593	328,871

Operating lease liabilities	70,318	70,943
Long-term debt	428,327	478,040
Other liabilities	92,570	106,641
Total liabilities	899,808	984,495

Commitments and contingencies

Stockholders’ equity:
Class A common stock – 500 million shares authorized, $0.001 par value, 90.6 million shares issued	91	91
Additional paid-in capital	621,440	621,853
Treasury stock, at cost – 40.9 million and 41.1 million shares	(1,564,090)	(1,570,440)
Accumulated other comprehensive loss	(116,995)	(100,006)
Retained earnings	1,745,718	1,870,470
Total stockholders' equity	686,164	821,968
Total liabilities and stockholders’ equity	$1,585,972	$1,806,463

Nu Skin Enterprises Reports Second Quarter 2024 Financial Results	page 10
NU SKIN ENTERPRISES, INC.
Reconciliation of Operating Margin Excluding Impact of Restructuring and Impairment to GAAP Operating Margin
(in thousands, except for per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Operating Income	$(125,557)	$42,506	$(116,735)	$58,570
Impact of restructuring and impairment:
Restructuring and impairment	149,350	-	156,484	9,787
Adjusted operating income	$23,793	$42,506	$39,749	$68,357

Operating margin	(28.6)%	8.5%	(13.6)%	6.0%
Operating margin, excluding restructuring impact	5.4%	8.5%	4.6%	7.0%

Revenue	$439,081	$500,257	$856,387	$981,719

NU SKIN ENTERPRISES, INC.
Reconciliation of Effective Tax Rate Excluding Impact of Restructuring and Impairment to GAAP Effective Tax Rate
(in thousands, except for per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Provision (benefit) for income taxes	$(13,390)	$10,221	$(11,756)	$13,433
Impact of restructuring and impairment on provision for income taxes	20,715	-	23,071	2,593
Provision for income taxes, excluding impact of restructuring and impairment	$7,325	$10,221	$11,315	$16,026

Income before provision for income taxes	(131,648)	37,113	(130,547)	51,701
Impact of restructuring and impairment expense:
Restructuring and impairment	149,350	-	156,484	9,787
Income before provision for income taxes, excluding impact of restructuring and impairment	$17,702	$37,113	$25,937	$61,488

Effective tax rate	10.2%	27.5%	9.0%	26.0%
Effective tax rate, excluding restructuring and impairment impact	41.4%	27.5%	43.6%	26.1%

Nu Skin Enterprises Reports Second Quarter 2024 Financial Results	page 11
NU SKIN ENTERPRISES, INC.
Reconciliation of Earnings Per Share Excluding Impact of Restructuring and Impairment to GAAP Earnings Per Share
(in thousands, except for per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Net income	$(118,258)	$26,892	$(118,791)	$38,268
Impact of restructuring and impairment expense:
Restructuring and impairment	149,350	-	156,484	9,787
Tax impact	(20,715)	-	(23,071)	(2,593)
Adjusted net income	$10,377	$26,892	$14,622	$45,462

Diluted earnings per share	$(2.38)	$0.54	$(2.39)	$0.76
Diluted earnings per share, excluding restructuring impact	$0.21	$0.54	$0.29	$0.91

Weighted-average common shares outstanding (000)	49,688	50,161	49,613	50,098

NU SKIN ENTERPRISES, INC.
Reconciliation of Earnings Per Share Excluding Impact of Restructuring and Impairment to GAAP Earnings Per Share

	Three months ended September 30, 2024		Year ended December 31, 2024
	Low end	High end	Low end	High end
Earnings Per Share	$0.08	$0.18	$(2.01)	$(1.81)
Impact of restructuring and impairment expense:
Restructuring and impairment	0.10	0.10	3.25	3.25
Tax impact	(0.03)	(0.03)	(0.50)	(0.50)
Adjusted EPS	$0.15	$0.25	$0.75	$0.95

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CONTACTS:
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Investors: investorrelations@nuskin.com, (801) 345-3577